Exhibit 10.3
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                                 AMENDMENT TO
                             CONSULTANCY AGREEMENT



This Amendment to Consultancy Agreement is entered into as of the 13th day of November, 2000, by and between Meredith Corporation (the "Company"), an Iowa corporation, and Jack D. Rehm ("Rehm").

WHEREAS, the parties entered into a Consultancy Agreement, Amendment to Employment Agreement and Amendment to Restricted Stock Agreement dated November 11, 1996 (the "Consultancy Agreement"); and

WHEREAS, such consultancy will end on December 31, 2000 unless amended; and

WHEREAS, the Company and Rehm desire to extend the term of Rehm's consultancy with the Company, to provide for Rehm's services as consultant.

NOW, THEREFORE, IT IS HEREBY AGREED by and between the Company and Rehm as follows:

A. The first sentence of Section 6 of the Consultancy Agreement is hereby stricken and replaced with the following sentence (with the remainder of Section 6 continuing in effect):

    6. ENGAGEMENT AS CONSULTANT. The Company hereby agrees to retain Rehm as a consultant through December 31, 2002 (or Rehm's retirement from the Board of Directors, if earlier), but subject to termination by either party at any time upon 90 days' advance written notice.

B.  Section 9 of the Consultancy Agreement is hereby stricken.

All other terms of the Consultancy Agreement remain in effect.

IN WITNESS WHEREOF, pursuant to authorization of its Board of Directors, the Company has caused this Agreement to be signed and Rehm has set his hand as of the 13th day of November, 2000.

MEREDITH CORPORATION                    JACK D. REHM


By:  /s/ William T. Kerr               /s/ Jack D. Rehm
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     William T. Kerr
     Chairman and CEO